                                                                     EXHIBIT 4.7

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

        This Voting Agreement And Irrevocable Proxy (the "Agreement") is made and entered into as of the 16th day of March, 1999 by and among Diedrich Coffee, Inc., a Delaware corporation ("Diedrich Coffee"), D.C.H., L.P., a California limited partnership ("DCH"), Peter Churm, an individual ("Churm"), Martin R. Diedrich, an individual ("Diedrich"), Lawrence Goelman, an individual ("Goelman"), Paul C. Heeschen, an individual ("Heeschen"), John E. Martin, an individual ("Martin"), Timothy J. Ryan, an individual ("Ryan"), and Second Cup USA Holdings Ltd., a corporation organized under the laws of Ontario, Canada ("Second Cup").

        WHEREAS, Diedrich Coffee, CP AcquisitionCorp., a Delaware corporation and wholly-owned subsidiary of Diedrich Coffee ("Newco") and Coffee People, Inc., an Oregon corporation ("Coffee People") have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger of Newco with and into Coffee People (the "Merger");

        WHEREAS, DCH, Churm, Diedrich, Goelman, Heeschen, Martin and Ryan are shareholders of Diedrich Coffee (individually referred to herein as a "Diedrich Shareholder" and collectively as the "Diedrich Shareholders");

        WHEREAS, each of the Diedrich Shareholders owns, of record and beneficially, the number of shares of Diedrich Coffee common stock indicated next to such Diedrich Shareholder's name on Exhibit A attached hereto (all such shares being referred to herein as the "Diedrich Shares");

        WHEREAS, Second Cup is a shareholder of Coffee People;

        WHEREAS, Second Cup owns, of record and beneficially, the number of shares of Coffee People common stock indicated next to Second Cup's name on Exhibit B attached hereto (all such shares being referred to herein as the "Coffee People Shares");

        WHEREAS, pursuant to Section 5.1 of the Merger Agreement, the Merger Agreement must be approved and adopted by the requisite vote of Diedrich, Newco and Coffee People prior to the consummation of the Merger; and

        WHEREAS, all of the parties hereto desire to have the Merger consummated and each of the parties shall receive direct and substantial consideration as a result of the consummation of the transactions contemplated by the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:



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        1.      Agreement to Vote and Irrevocable Proxy by the Diedrich
Shareholders.

                1.1 Agreement to Vote. Each Diedrich Shareholder hereby agrees that at any meeting of the shareholders of Diedrich Coffee, however called, such Diedrich Shareholder shall vote all such Diedrich Shareholder's Shares (i) in favor of the Merger, the Merger Agreement and the transactions contemplated therein, with such modifications to the Merger Agreement as the parties thereto may make; and (ii) against any action or agreement that would result in a breach of any covenant, representation, warranty or any other obligation of Diedrich Coffee or Newco under the Merger Agreement.

                1.2 Irrevocable Proxy. Each Diedrich Shareholder hereby constitutes and appoints Second Cup which shall act by and through Michael Bregman or Kathy A. Welsh (each, a "Proxy Holder"), and each of them, with full power of substitution, his or its true and lawful proxy and attorney-in-fact to vote at any and all meetings of the shareholders of Diedrich Coffee, whether annual or special, including, without limitation, the meeting of shareholders of Diedrich Coffee referred to in Section 4.7(b) of the Merger Agreement, and at any adjournment or adjournments or postponements of any such meetings, such Diedrich Shares owned by such Diedrich Shareholder, in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, with such modifications to the Merger Agreement as the parties thereto may make. Such proxy shall be limited strictly to the power to vote such Diedrich Shares in the manner set forth in the preceding sentence and shall not extend to any other matters.

        The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by each Diedrich Shareholder. Each Diedrich Shareholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of each Diedrich Shareholder.

        In the event that any Diedrich Shareholder fails for any reason to vote his or its Diedrich Shares in accordance with the requirements of Section 1.1 hereof, then the Proxy Holder shall have the right to vote such shares at any meeting of the Diedrich shareholders in accordance with the provisions of this
Section 1.2. The vote of the Proxy Holder shall control in any conflict between its vote of such Diedrich Shares and a vote by the Diedrich Shareholder of such Diedrich Shares.

        2.      Agreement to Vote and Irrevocable Proxy by Second Cup.

                2.1 Agreement to Vote. Second Cup hereby agrees that at any meeting of the shareholders of Coffee People, however called, Second Cup shall vote all of Second Cup's Coffee People Shares (i) in favor of the Merger, the Merger Agreement and the transactions contemplated therein, with such modifications to the Merger Agreement as the parties thereto may make; and (ii) against any action or agreement that would result in a breach of any covenant, representation, warranty or any other obligation Coffee People under the Merger Agreement.





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                2.2 Irrevocable Proxy. Second Cup hereby constitutes and
appoints Diedrich Coffee which shall act by and through Timothy J. Ryan or Ann
A. Wride (each, a "Proxy Holder"), and each of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any and all meetings of the shareholders of Coffee People, whether annual or special, including, without limitation, the meeting of shareholders of Coffee People referred to in Section 4.7(a) of the Merger Agreement, and at any adjournment or adjournments or postponements of any such meetings, such Coffee People Shares owned by Second Cup, in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, with such modifications to the Merger Agreement as the parties thereto may make. Such proxy shall be limited strictly to the power to vote the Coffee People Shares in the manner set forth in the preceding sentence and shall not extend to any other matters.

        The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Second Cup. Second Cup shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney.

        In the event that Second Cup fails for any reason to vote its Coffee People Shares in accordance with the requirements of Section 2.1 hereof, then the Proxy Holder shall have the right to vote the shares at any meeting of Coffee People's shareholders in accordance with the provisions of this Section
2.2. The vote of the Proxy Holder shall control in any conflict between its vote of the Coffee People Shares and a vote by Second Cup of the Coffee People Shares.

        3. Representations and Warranties of Each Diedrich Shareholder. Each Diedrich Shareholder represents and warrants to Second Cup as follows:

                3.1 Ownership of Shares. As of the date hereof, the Diedrich Shares set forth next to his or its name on Exhibit A are owned of record and beneficially by such Diedrich Shareholder.

                3.2 Power; Binding Agreement. Such Diedrich Shareholder has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by such Diedrich Shareholder, and the consummation of the transactions contemplated hereby will not violate any other agreement to which such Diedrich Shareholder is a party including, without limitation, any voting agreement, shareholders' agreement or voting trust. This Agreement has been duly executed and delivered by such Diedrich Shareholder and constitutes a legal, valid and binding agreement of such Diedrich Shareholder, enforceable in accordance with its terms to the fullest extent permitted by law, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. To the knowledge of such Diedrich Shareholder, no consent or approval of or filing with any governmental or other regulatory body is required in relation to this Agreement.




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        4.      Representations and Warranties of Second Cup. Second Cup
represents and warrants to Diedrich Coffee as follows:

                4.1 Ownership of Shares. As of the date hereof, the Coffee People Shares are owned of record and beneficially by Second Cup.

                4.2 Power; Binding Agreement. Second Cup has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Second Cup, and the consummation of the transactions contemplated hereby will not violate any other agreement to which Second Cup is a party including, without limitation, any voting agreement, shareholders' agreement or voting trust. This Agreement has been duly executed and delivered by Second Cup and constitutes a legal, valid and binding agreement of Second Cup, enforceable in accordance with its terms to the fullest extent permitted by law, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. To the knowledge of Second Cup, no consent or approval of or filing with any governmental or other regulatory body is required in relation to this Agreement.

        5.      Termination. This Agreement shall terminate on the earliest of
(i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement or (iii) July 1, 1999.

        6. Expenses. Each party hereto will pay all of his or its own expenses in connection with the transactions contemplated by this Agreement including, without limitation, the fees and expenses of his or its counsel and other advisers.

        7. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        8. Severability. The provisions set forth in this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement or any provision contained herein.

        10. Injunctive Relief. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to




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obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining other relief to which it may be entitled.

        11. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California.

        12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof.

        14. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        15. Facsimile Signatures. Any signature page delivered by a facsimile machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.




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        IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

DIEDRICH COFFEE, INC.                  D.C.H., L.P.


By: /s/ Timothy J. Ryan                By: /s/ Paul C. Heeschen
   ------------------------------         --------------------------------------
Name:  Timothy J. Ryan                 Name:  Paul C. Heeschen

Title: President and Chief             Title: General Partner
       Executive Officer

PETER CHURM                            MARTIN R. DIEDRICH

/s/ Peter Churm                        /s/ Martin R. Diedrich
---------------------------------      -----------------------------------------
Peter Churm                            Martin R. Diedrich

Address:                               Address:
        -------------------------               --------------------------------

---------------------------------      -----------------------------------------



LAWRENCE GOELMAN                       PAUL C. HEESCHEN

/s/ Lawrence Goelman                   /s/ Paul C. Heeschen
---------------------------------      -----------------------------------------
Lawrence Goelman                       Paul C. Heeschen

Address:                               Address:
        -------------------------               --------------------------------

---------------------------------      -----------------------------------------




JOHN E. MARTIN                         TIMOTHY J. RYAN

/s/ John E. Martin                     /s/ Timothy J. Ryan
---------------------------------      -----------------------------------------
John E. Martin                         Timothy J. Ryan

Address:                               Address:
        -------------------------               --------------------------------

---------------------------------      -----------------------------------------



                                       SECOND CUP USA HOLDINGS LTD.

                                       By: /s/ Michael D. Bregman
                                          --------------------------------------
                                       Name:  Michael D. Bregman
                                            ------------------------------------
                                       Title: Chairman of the Board and Chief
                                              Executive Officer



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

                                    EXHIBIT A

            LIST OF DIEDRICH SHAREHOLDERS AND NUMBER OF SHARES OWNED



Name of Shareholder                 Number of Shares of Diedrich Common Stock
-------------------                 -----------------------------------------
D.C.H., L.P.                                        1,473,197

Peter Churm                                            20,000

Martin R. Diedrich                                    655,107

Lawrence Goelman                                       12,700

Paul C. Heeschen                                        7,369

John E. Martin                                        408,533

Timothy J. Ryan                                        29,367




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

                                    EXHIBIT B

                 LIST OF SECOND CUPS AND NUMBER OF SHARES OWNED



Name of Shareholder                 Number of Shares of Coffee People Common Stock
-------------------                 ----------------------------------------------
Second Cup USA Holdings Ltd.                         7,460,679




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